UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AppHarvest, Inc.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

APPHARVEST, INC.
500 Appalachian Way
Morehead, Kentucky 40351
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 13, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AppHarvest, Inc., a Delaware public benefit corporation (“AppHarvest”). The Annual Meeting will be held solely virtually, via live webcast at www.virtualshareholdermeeting.com/APPH2022 originating from Morehead, Kentucky, on Friday, May 13, 2022, at 9:30 a.m. Eastern Time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 9:30 a.m., Eastern Time, on May 13, 2022 to ensure you are logged in when the Annual Meeting starts.
The Annual Meeting will be held for the following purposes:
1.	To elect the Board of Directors’ ten nominees for director to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.	To hold a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers.
4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
The record date for the Annual Meeting is March 18, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 13, 2022, at 9:30 a.m., Eastern Time.

The proxy statement and our Annual Report on Form 10-K are available at
www.proxyvote.com.

By Order of the Board of Directors

Derek Lyons
General Counsel
Morehead, Kentucky
April 1, 2022
The proxy materials are being made available on or about April 1, 2022

You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

i

APPHARVEST, INC.
500 Appalachian Way
Morehead, Kentucky 40351
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 13, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What is AppHarvest, Inc.?
On January 29, 2021, AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., “Legacy AppHarvest”), a Delaware public benefit corporation, Novus Capital Corporation, a Delaware corporation (“Novus”), ORGA, Inc., a Delaware corporation and wholly-owned subsidiary of Novus (“Merger Sub”), consummated the closing of the transactions contemplated by a Business Combination Agreement, dated September 2020 (the “Business Combination Agreement”), following the approval at a special meeting of the stockholders of Novus held on January 29, 2021. Pursuant to the terms of the Business Combination Agreement, a Business Combination of Legacy AppHarvest and Novus was effected through the merger of Legacy AppHarvest with and into Merger Sub, with Legacy AppHarvest surviving as a wholly owned subsidiary of Novus (the “Business Combination”). On the closing date, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc. (“AppHarvest,” “we,” “us,” “our,” or the “Company”).
Together with its subsidiaries, the Company is an applied agricultural technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, which are designed to grow non-GMO produce, free of or with minimal chemical pesticide residues, use primarily rainwater, and produce significantly higher yields than those yields achieved by traditional agriculture on the same amount of land. The Company combines conventional agricultural techniques with cutting-edge technology, including artificial intelligence and robotics, to improve access to nutritious food, farm more sustainably, build a domestic food supply, and increase investment in Appalachia.
Prior to October 2020, our operations were limited to the “start-up” concerns of organizing and staffing, business planning, raising capital, and acquiring and developing properties for Controlled Environment Agriculture (“CEA”). In October 2020, we partially opened our first CEA facility in Morehead, Kentucky (the “Morehead CEA facility”), which we estimate can cultivate approximately 720,000 tomato plants with an approximate yield of 40 million pounds per year.
We harvested our first crop of beefsteak tomatoes and tomatoes on the vine in January 2021 and March 2021, respectively. In May 2021, we opened production of the full 60 acres at the Morehead CEA facility and, in August 2021, concluded the first harvest. We completed planting of our second crop at the Morehead CEA facility in September 2021, and began harvest of the crop in the fourth quarter of 2021.
Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our board of directors (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held on Friday, May 13, 2022 at 9:30 a.m. Eastern Time. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and annual report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 1, 2022 to all stockholders of record, who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
When is the record date for the Annual Meeting?
The Board has fixed the record date for the Annual Meeting as of the close of business on March 18, 2022 (the “Record Date”).
Why is AppHarvest conducting a virtual Annual Meeting?
Due to the ongoing public health crisis relating to the COVID-19 pandemic, we believe that adopting the virtual meeting format will help protect the health and well-being of our directors, members of management and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote. We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance in light of the current circumstances.
How do I attend, participate in, and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/APPH2022. The meeting will start at 9:30 a.m. Eastern Time, on Friday, May 13, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of the Company’s common stock (“Common Stock”), or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of Common Stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/APPH2022. We recommend that you log in a few minutes before 9:30 a.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/APPH2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please direct all questions to Jonathan Webb, our Chief Executive Officer and chairperson of the Board (“Chairperson”).
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management, and substantially similar questions may be grouped and answered once.

•
Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/APPH2022. Technical support will be available starting at 9:15 a.m., Eastern Time on May 13, 2022.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were 101,509,536 shares of Common Stock outstanding and entitled to vote. Holders of our shares of Common Stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.
In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/APPH2022.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.
What am I voting on?
There are three matters scheduled for a vote:
•	Proposal No. 1 - To elect ten directors to hold office until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
•	Proposal No. 2 - To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	Proposal No. 3 - To hold a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers, or “Say-on-Frequency.”
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with his best judgment.

How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain from voting. For the Say-on-Frequency proposal, you may vote for “One Year,” “Two Years,” “Three Years,” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•
To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/APPH2022, starting at 9:30 a.m., Eastern Time on Friday, May 13, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

•
To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Thursday, May 12, 2022 to be counted.

•
To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 toll-free using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Thursday, May 12, 2022 to be counted.

•
To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 or Proposal No. 3 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and “One Year” for the Say-on-Frequency proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at AppHarvest, Inc., 500 Appalachian Way, Morehead, Kentucky 40351.
•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2, votes “For” and “Against,” as well as abstentions and (c) for Proposal No. 3 on the Say-on-Frequency, votes for “One Year,” “Two Years,” “Three Years,” abstentions and broker non-votes.
Abstentions will be counted towards the vote total for Proposal No. 2 and Proposal No. 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards Proposal No. 1 and Proposal No. 3. We do not expect broker non-votes to exist in connection with Proposal No. 2.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1 and Proposal No. 3 are considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1 and Proposal No. 3. Proposal No. 2 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
•
Proposal No. 1 - For the election of directors, the ten nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. You may not vote your shares cumulatively for the election of directors. Broker non-votes will not affect the outcome of the election of directors. Accordingly, only votes “For” will affect the outcome.

•
Proposal No. 2 - To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•
Proposal No. 3 - For the Say-on-Frequency vote, the option of “One Year,” “Two Years” or “Three Years” that receives the votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter will be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes have no effect and will not be counted towards Proposal No. 3. In the event that no frequency receives a majority of the votes, our Board will consider the frequency that receives the most votes cast to be the frequency preferred by our stockholders.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 101,509,536 shares outstanding and entitled to vote. Thus, the holders of 50,754,769 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a current report on Form 8-K that we expect to file with the SEC within four business days after the

Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to disclose the final voting results.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Requirements for stockholder proposals to be brought before an annual meeting.
Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at AppHarvest, Inc., 500 Appalachian Way, Morehead, Kentucky 40351. To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 13, 2023 and February 12, 2023; provided that if the date of that annual meeting of stockholders is earlier than April 13, 2023, or later than June 12, 2023 you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2023 Annual Meeting of Stockholders must be received by us not later than December 2, 2022 in order to be considered for inclusion in our proxy materials for that meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2023.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board. The Board presently has ten members, seven of whom are deemed “independent” under SEC and rules of The Nasdaq Stock Market LLC (“Nasdaq”). Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the ten director nominees listed below for election at the Annual Meeting. Each of the director nominees currently serves on the Board. The current term of all directors will expire at the Annual Meeting when their successors are elected, and the Board has nominated each of these individuals for a new one-year term that will expire at the 2023 Annual Meeting of Stockholders when their successors are elected.
Directors are elected by a plurality of the votes of the holders of shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the ten nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
The following is a brief biography of the nominees for election at the Annual Meeting, including their respective ages, as of the date of this proxy statement. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.
NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Employee Directors
Jonathan Webb, age 36, is our founder and has served as AppHarvest’s President and Chief Executive Officer and as a member of AppHarvest’s Board since AppHarvest’s incorporation in January 2018. Mr. Webb ceased serving as AppHarvest’s President in January 2021. From 2014 to February 2017, Mr. Webb served as contract support with Archetype USA for the U.S. Army Office of Energy Initiatives through the U.S. Department of Defense. Mr. Webb received a B.B.A. in Marketing from the University of Kentucky.
We believe that Mr. Webb is qualified to serve on the Board because of his deep knowledge of our company and his industry experience.
David Lee, age 50, has served as AppHarvest’s President since January 2021 and a member of AppHarvest’s Board since August 2020. Mr. Lee serves as a director of Benson Hill, a publicly traded food technology company, since January 2021. From December 2015 to January 2021, Mr. Lee served as the Chief Financial Officer of Impossible Foods Inc. From December 2015 to March 2019, Mr. Lee also served as the Chief Operating Officer of Impossible Foods Inc. From 2014 to December 2015, Mr. Lee served as the Chief Financial Officer of Zynga Inc. Mr. Lee received a B.A. in Government from Harvard College and an M.B.A. from the University of Chicago.
We believe that Mr. Lee is qualified to serve on the Board because of his extensive executive, financial and operational expertise within the agriculture industry, including his experience as the chief financial officer of a public company.
Non-Employee Directors
Kiran Bhatraju, age 36, has served as a member of AppHarvest’s Board since January 2018. Mr. Bhatraju currently serves as the Chief Executive Officer of Arcadia Power, Inc., a company he founded in 2014. Mr. Bhatraju received a B.A. in Political Science and Literature from the University of Pennsylvania.
We believe that Mr. Bhatraju is qualified to serve on our Board because of his extensive experience in the clean energy industry.
Ciara A. Burnham, age 55, has served as a member of AppHarvest’s Board since April 2021. Ms. Burnham currently serves as a director of Blend Labs, a public software company, since December 2021. From January 2019 to December 2020, Ms. Burnham served as a Partner and member of the Management Committee of QED Investors. From 1997 to January 2019, Ms. Burnham held a number of positions with Evercore, including Senior Managing Director and Chief Executive Officer of Evercore Trust Company N.A. Ms. Burnham received an A.B. from Princeton University and an M.B.A from Columbia Business School.
We believe that Ms. Burnham is qualified to serve on our board of directors because of her extensive financial and investment expertise.
Greg Couch, age 48, has served as a member of AppHarvest’s Board since January 2018. Mr. Couch currently serves as the chief executive officer of Meridian Wealth Management, LLC, which he founded in 2009. Mr. Couch received a bachelor’s degree from Eastern Kentucky University.
We believe that Mr. Couch is qualified to serve on our Board because of his financial and investment background and his deep knowledge of and involvement in Kentucky and the Appalachian region.
Patrick Halfmann, age 29, has served as a member of AppHarvest’s Board since March 2022. Mr. Halfmann is a Partner at Inclusive Capital Partners, a position he has held since July 2021. Mr. Halfmann has served as a director of Noodle Partners, Inc. since April 2020 and GreenStruxure NA, LLC since August 2020. From July 2019 to July 2020, Mr. Halfmann was an Associate at ValueAct Capital. From June 2015 to June 2019, Mr. Halfmann worked at Morgan Stanley, where he held roles in investment banking, and equity and fixed income research. Mr. Halfmann graduated summa cum laude from the University of Vermont with a B.S. in Business Administration and is a CFA charterholder.
We believe that Mr. Halfmann is qualified to serve on our Board because of his investment industry background, his longstanding relationship with our Company, his affiliation with Inclusive Capital and leadership in socially responsible investing.
Anna Mason, age 37, has served as a member of AppHarvest’s Board since July 2020. Ms. Mason currently serves as Managing Partner of Rise of the Rest Seed Fund at Revolution, a position she has held since April 2021, and previously served as Partner from December 2017 to April 2021 and Director of Investments of Rise of the Rest Seed Fund from June 2016 to December 2017. Ms. Mason served as the Co-Founder of Burn This, Inc. from August 2012 to December 2015 and held the position of Vice President  —  Distressed and High Yield Trading at The Seaport Group from June 2009 to May 2013. Ms. Mason received a B.A. in Political Science and Government from Harvard College and a M.B.A from the New York University Stern School of Business.
We believe that Ms. Mason is qualified to serve on our Board because of her financial and investment expertise, including her particular focus in the growth of startups.
R. Geof Rochester, age 62, has served as a member of AppHarvest’s Board since April 2021. Mr. Rochester currently serves as the Founder of and Strategic Advisor for GRC Advising, which he founded in January 2018. Mr. Rochester previously served as the Chief Marketing Officer of the Company from August 2020 to April 2021, and as a consultant of the Company from July 2019 to August 2020 and from April 2021 to September 2021. He also served as the Managing Director of The Nature Conservancy from July 2010 to December 2017 and as its Chief Marketing Officer from July 2010 to 2013. Mr. Rochester received a B.S. in Business Administration from Georgetown University and a M.B.A. from the Wharton School of the University of Pennsylvania.
We believe that Mr. Rochester is qualified to serve on our Board because of his thought leadership in corporate sustainability and social responsibility, philanthropy and marketing.
Martha Stewart, age 80, has served as a member of AppHarvest’s Board since May 2020. Ms. Stewart currently serves as the Chief Creative Officer of Marquee Brands, a position she has held since June 2019. Ms. Stewart served as Chief Creative Officer of Sequential Brands Group Inc. from December 2015 to June 2019 and Founder and Chief Creative Officer of Martha Stewart Living Omnimedia, Inc. from 1996 until its sale to Sequential Brands Group Inc. in December 2015. Ms. Stewart has served on the board of directors of the Sequential Brands Group, Inc. since December 2015. Ms. Stewart received a B.A. in European History and Architectural History from Barnard College.
We believe that Ms. Stewart is qualified to serve on our Board because of her deep executive experience leading global food and retail companies.
J. Kevin Willis, age 56, has served as a member of AppHarvest’s Board since February 2022. Mr. Willis is Senior Vice President and Chief Financial Officer of Ashland Global Holdings Inc., a public company, since September

2016. Mr. Willis held the same positions at Ashland Inc. and served in such capacities since May 2013. Mr. Willis received a bachelor’s degree in accounting from Eastern Kentucky University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.
We believe that Mr. Willis is qualified to serve on our Board because of his financial expertise and extensive executive experience.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES ABOVE, WHICH IS
DESIGNATED AS PROPOSAL NO. 1.
Board Diversity Matrix (As of March 18, 2022)
Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
The Board has reviewed of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board determined that none of the directors, other than Messrs. Webb, Lee and Rochester, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board deems relevant in determining their independence.
Board Leadership Structure
Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and Chairperson in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Company does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chairperson being held by different individuals, or whether the Chairperson should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of the Company. The Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. Most recently, the Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and Chairperson be combined. The Board is chaired by Mr. Webb, our Chief Executive Officer. The Board believes that it is advantageous to have a Chairperson with significant history with, and extensive knowledge of, our company, as is the case with Mr. Webb.
Our Corporate Governance Guidelines further specify that in the event that we do not have an independent Chairperson, the independent directors may designate a lead independent director. The Board has appointed Mr. Bhatraju as lead independent director in order to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to Mr. Webb’s leadership as the combined Chief Executive Officer and Chairperson. The lead independent directors’ duties include: (i) presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the Chief Executive Officer and Chairperson; (iii) presiding over meetings of the independent directors; (iv) consulting with the Chairperson in planning and setting schedules and agendas for Board meetings; and (v) performing such other functions as the Board may delegate. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director serves as a conduit between the other independent directors and the Chairperson, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
Role of the Board in Risk Oversight
One of the key functions of the Board is the informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. The Sustainability Committee reviews and assesses key initiatives, engagements, and proposals related to material environmental, social and governance (“ESG”) matters, including with respect to climate-related and other risk and analysis of trends in ESG-performance-enhancing innovations.
Environmental, Social and Governance
AppHarvest is both a public benefit corporation (“PBC”) and a certified B Corporation because we believe in collective benefit over individual gain. We believe growing healthy fruits and vegetables are good business, and new technologies can deliver cleaner produce with safer growing methods, which we believe benefits all stakeholders. We are all in this together, for good.
Public benefit corporations are for-profit corporations and, under Delaware law, our directors have a duty to balance the financial interests of stockholders, the best interests of those materially affected by our conduct (including our stockholders, employees, communities, customers and suppliers), and the specific public benefits identified in our second amended and restated certificate of incorporation (the “Certificate of Incorporation”) when making decisions. Our Certificate of Incorporation includes three specific public benefit goals:
•	Goal 1 Drive positive environmental change in agriculture
•	Goal 2 Empower individuals in Appalachia
•	Goal 3 Improve the lives of our employees and the communities in which we operate
In early 2021, we launched our first Materiality Assessment with Business for Social Responsibility (“BSR”) to further assess which ESG issues are most important to AppHarvest’s stakeholders and our business success. Our stakeholders include farmers, employees, regional economic development organizations, retailers, sustainability experts at BSR, suppliers, local communities, and our internal senior management and Board members.
While our PBC charter-specific goals broadly relate to our corporate purpose and inform all other ESG efforts, our materiality assessment (which also incorporates Sustainability Accounting Standards Board standards, now the Value Reporting Foundation) and B Corporation assessment will inform our specific ESG strategies. Our ESG key performance indicators (“KPIs”) will align with our material issues to measure our progress. Our first full year of operations ending on December 31, 2021 will serve as our baseline year for reporting ESG KPIs.
More information on our key ESG programs, goals and commitments, and key metrics can be found in our 2020 sustainability report, which is available on our website www.appharvest.com. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.
While we believe all of our ESG goals align with our long-term growth strategy and financial and operational priorities, they are aspirational and may change, and there is no guarantee or promise that they will be met or that they will not hinder financial or operational performance.
Meetings of The Board and Its Committees
The Board met six times during the fiscal year ended December 31, 2021 following the completion of our Business Combination in January 2021. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee met nine, four and five times, respectively, during the fiscal year ended December 31, 2021. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2021 for which he or she was a director or committee member.

Information Regarding Committees of the Board
The Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership information for each of these Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Jonathan Webb
David Lee
Kiran Bhatraju		X*
Ciara A. Burnham(1)	X		X*
Greg Couch			X
Patrick Halfmann(2)	X
Anna Mason		X
R. Geof Rochester(1)
Martha Stewart		X
J. Kevin Willis(3)	X*		X
*	Committee Chairperson
(1)	Joined the Board in April 2021
(2)	Joined the Board in March 2022
(3)	Joined the Board in February 2022
Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. Pursuant to the Company’s Bylaws, the Board may establish such other committees as may be permitted by law. We have a Sustainability Committee, which is not a standing committee and meets only when its members deem a meeting necessary or appropriate. We have also provided a description of our Sustainability Committee below.
Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The written charters of the committees are available at the investors section of our website at www.appharvest.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Audit Committee
The Audit Committee consists of Messrs. Willis and Halfmann and Ms. Burnham, each of whom the Board has determined satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the Audit Committee is Mr. Willis. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. In addition, the Board has determined that Mr. Willis qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•	helping the Board oversee corporate accounting and financial reporting processes;
•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The Compensation Committee consists of Mr. Bhatraju and Messes. Mason and Stewart. The chairperson of the Compensation Committee is Mr. Bhatraju. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•	administering the equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief

Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.
Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. To inform executive compensation decisions and ensure the competitiveness of our executive compensation programs and decisions, our Compensation Committee benchmarks our executive compensation against the total executive compensation of a peer group of companies. For all executives and directors as part of its deliberations, the Compensation Committee may also review and consider, as appropriate, materials such as executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Messrs. Couch and Willis and Ms. Burnham. The chairperson of the Nominating and Corporate Governance Committee is Ms. Burnham. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards. Specific responsibilities of the Nominating and Corporate Governance Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•	considering and making recommendations to the Board regarding the composition and chairpersonship of the committees of the Board;
•	reviewing and recommending to the board the compensation paid to the directors;
•	instituting plans or programs for the continuing education of the Board and orientation of new directors;
•	reviewing, evaluating and recommending to the Board succession plans for our executive officers;
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•	overseeing periodic evaluations of the performance of the Board, including our individual directors and committees.
Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendation for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest person integrity and ethics, the ability to read and understand basic financial statements, understand AppHarvest’s industry and being older than 21.
In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of AppHarvest; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of AppHarvest’s stakeholders consistent with AppHarvest’s PBC status.

The Board and the Nominating and Corporate Governance Committee reviews candidates for director nomination in the context of the current composition of the Board, our operating requirements, and the long-term interests of AppHarvest’s stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity (including diversity of gender, ethnic background and country of origin), age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. For incumbent directors, the Board reviews those directors’ overall service to AppHarvest during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for Nasdaq purposes.
Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o AppHarvest, Inc., 500 Appalachian Way, Morehead, Kentucky 40351. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.
Sustainability Committee
The Sustainability Committee consists of Messrs. Bhatraju and Halfmann and Ms. Mason. The chairperson of the Sustainability Committee is Mr. Bhatraju. The primary purpose of our Sustainability Committee is to:
•	assist the Board in overseeing the Company’s policies and programs related to corporate and social responsibility maters, with a particular emphasis on sustainability and other environmental matters;
•	recommend corporate and social responsibility policies and procedures appropriate to the Company; and
•	assist the Board in such other matters related to environmental, social, and governance matters as may be delegated to it.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at www.appharvest.com. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only. Any amendments to the Code of Conduct, or any waivers of its requirements, are will be disclosed on our website to the extent required by applicable rules and exchange requirements.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the investors section of our website at www.appharvest.com.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers that serve as a member of the board of directors or Compensation Committee.
Policy Regarding Hedging of Our Common Stock
Our employees, executive officers and directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, none of our officer, director, other employee or consultant may margin, or make any offer to margin, or otherwise pledge as security, any of our stock, including without limitation, borrowing against such stock, at any time.
Stockholder Communications with the Board
Our stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o 401 W. Main Street, Suite 321, Lexington, Kentucky 40507, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.
Report of the Audit Committee of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
J. Kevin Willis (Chairperson)
Ciara A. Burnham
Patrick Halfmann
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any of our filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of EY.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Dismissal of Marcum LLP
As previously disclosed, in connection with the closing of the Business Combination on January 29, 2021, Marcum LLP (“Marcum”) was dismissed as our independent registered public accounting firm. This decision was approved by the Board. Marcum served as the independent registered public accounting firm for Novus prior to the Business Combination.
Marcum’s report of independent registered public accounting firm dated January 29, 2021 on the Novus consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from March 5, 2020 (Novus’s inception) through December 31, 2020 and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern. During the period from March 5, 2020 (Novus’s inception) through December 31, 2020 and the subsequent interim period through January 29, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on Novus’s financial statements for such periods. During the period from March 5, 2020 (Novus’s inception) through December 31, 2020 and the subsequent interim period through January 29, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
We provided Marcum with a copy of the disclosures we made pursuant to Item 4.01 in our Current Report on Form 8-K filed with the SEC on February 2, 2021 and requested that Marcum furnish a letter addressed to the SEC which is filed as Exhibit 16.1 to such Current Report on Form 8-K, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.
Appointment of Ernst & Young LLP
In connection with the closing of the Business Combination on January 29, 2021, the Board approved the appointment of EY as our independent registered public accounting firm. EY served as the independent registered accounting firm for Legacy AppHarvest prior to the Business Combination.
During the period from March 5, 2020 (Novus’s inception) through December 31, 2020 and the subsequent interim period through January 29, 2021, (i) the Company did not both (a) consult with EY as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and (b) receive a written report or oral advice that

EY concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) the Company did not consult EY on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
PRINCIPAL ACCOUNTANT FEES AND SERVICES
As described above, EY was appointed as our independent registered accounting firm in January 2021, upon the dismissal of Marcum. EY has audited the financial statements of Legacy AppHarvest since 2020. Under this method of accounting, Novus was treated as the “acquired” company for financial reporting purposes in the Business Combination. The fees of EY presented below are not representative of the fees to be billed by EY for the Company as a public company but are presented solely to provide our stockholders with a basis to understand our historical relationship with EY.
The following tables present the aggregate fees billed by EY and Marcum to us (including Legacy AppHarvest, in the case of EY) for the fiscal years ended December 31, 2021 and 2020.
Ernst & Young LLP
	December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$1,112	$1,645
Audit-Related Fees(2)	125	—
Tax Fees(3)	57	—
All Other Fees	—	—
Total Fees	$1,294	$1,645
(1)
Audit fees for 2021 consisted of fees billed for professional services rendered for the audit of AppHarvest, Inc.’s 2021 consolidated financial statements and internal control over financial reporting at December 31, 2021, the reviews of 2021 interim condensed consolidated financial statements, audit services in connection with the accounting for the Business Combination, and audit services provided in connection with other regulatory filings and offerings. Audit fees for 2020 consisted of fees billed for professional services rendered for the audit of Legacy AppHarvest’s consolidated financial statements (2018, 2019 and 2020), the reviews of the applicable historical interim condensed consolidated financial statements, and audit services provided in connection with other regulatory filings and offerings, including the regulatory filings associated with the Business Combination and related financings.

(2)	Audit-related fees in 2021 relate to acquisition related due diligence services.
(3)	Tax fees in 2021 consist of tax compliance and related activities.
Marcum
	December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$150	$127
Audit-Related Fees	—	—
Tax Fees(2)	8	—
All Other Fees	—	—
Total Fees	$158	$127
(1)
Audit fees in 2020 consisted of fees billed for professional services rendered for the audit of Novus’s year-end financial statements and services that were normally provided by Marcum in connection with regulatory filings. This includes aggregate fees billed by Marcum for professional services rendered for the audit of Novus’s annual financial statements, review of the financial information included in its Forms 10-Q for the respective periods and other required filings with the SEC for the period from March 5, 2020 (inception) through December 31, 2020. Audit fees in 2021 consisted of fees billed for professional services rendered for the audit of Novus’ restated 2020 financial statements.

(2)	Tax fees consisted of fees billed for professional services relating to tax compliance, tax planning and tax advice.
All fees incurred subsequent to the closing of the Business Combination in January 2021 were pre-approved by our Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of EY as our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and/or categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and scope of services and through discussions with EY and management, advises management if the Audit Committee approves the engagement of EY. The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee. On a periodic basis, management and/or EY reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The services performed by EY may include audit services, audit-related services, tax services, and, in limited circumstances, other services.
During each of the years ended December 31, 2021 and 2020, the Audit Committee approved all of the services provided by EY in accordance with the foregoing policies and procedures.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTES
Section 14A of the Exchange Act provides that every six years we must provide our stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers. As of December 31, 2021, we ceased to be an emerging growth company and, therefore, this proxy statement includes this proposal. By voting on this proposal, stockholders may indicate whether they prefer that we conduct future non-binding advisory stockholder votes on executive compensation every one, two, or three years. Stockholders also may abstain from voting on this proposal. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.
Our Board has determined that permitting our stockholders to provide direct input on our executive compensation philosophy, policies, and practices, as disclosed in the proxy statement, each year is in the best interests of the Company. While our executive compensation programs are designed to promote the creation of stockholder value over the long term, the Board believes that a future annual advisory vote on executive compensation will provide us with more direct and immediate feedback on our compensation disclosures and investor views about our executive compensation philosophy, policies, and practices.
This vote is advisory, which means that the vote on executive compensation is not binding on us, the Board, or the Compensation Committee. We recognize that the stockholders may have different views as to the best approach, and therefore, we look forward to hearing from our stockholders as to their preferences on the frequency of future non-binding advisory stockholder votes on executive compensation.
Our Board will take into account the outcome of the vote when considering the frequency of future nonbinding advisory stockholder votes on the compensation of our named executive officers. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency receiving the most votes cast by our stockholders.
Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years, or may abstain when voting. Stockholders are voting to indicate their recommendation among these frequency options. The option that receives the votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter will be deemed to be the frequency preferred by our stockholders. In the event that no option receives a majority of the votes, the Board will consider the option that receives the most votes cast to be the frequency preferred by our stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR A “ONE YEAR” FREQUENCY OF FUTURE NON-BINDING ADVISORY
STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
Our executive officers as of the date of this proxy statement are as follows:
Name	Position
Jonathan Webb	Chief Executive Officer
David Lee	President
Loren Eggleton	Chief Financial Officer
Julie Nelson	Chief Operating Officer
Biographical information for Messrs. Webb and Lee are included above with the director biographies under the caption “Nominees for Election for a Term Expiring at the 2022 Annual Meeting of Stockholders.”
Loren Eggleton, age 39, has served as AppHarvest’s Chief Financial Officer since November 2020 and previously served as AppHarvest’s Senior Vice President, Finance and Treasurer from September 2020 to November 2020 and AppHarvest’s Chief Financial Officer from July 2019 to September 2020. From January 2014 to July 2019, Mr. Eggleton served as Vice President of Finance for Famous Brands International. Mr. Eggleton received a B.S. in Accounting from the University of Kentucky and an M.S. in Accountancy from the University of Notre Dame — Mendoza College of Business.
Julie Nelson, age 49, has served as AppHarvest’s Chief Operating Officer since February 2022. She joined the company as Executive Vice President, operations in August 2021. Previously she was an associate partner at McKinsey & Company from 2020 to 2021 and a vice president at PepsiCo responsible for operations and supply chain teams in Global Operations and North American Beverage from 2015 to 2019. She serves as an advisory council member for the West Virginia University Global Supply Chain Management Program. Nelson received an MBA from Harvard Business School and a B.S. in Economics from the Wharton School of the University of Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of the Record Date by:
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the shares of our Common Stock;
•	each of our named executive officers
•	each of our directors; and
•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable and RSUs that vest within 60 days. Options to purchase shares of our common stock that are exercisable within 60 days of the Record Date are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
This table is based upon information supplied by officers, directors and principal securityholders and Schedules 13G or 13D filed with the SEC, as the case may be. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Applicable percentages are based on 101,509,536 shares of Common Stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	% of Total
5% Stockholder
Jonathan Webb	18,319,047	18.0%
Inclusive Capital Partners Spring Master Fund, L.P.(2)	5,798,704	5.7%
Rise of the Rest Seed Fund, LP(3)	5,396,594	5.3%
BNP Paribas Asset Management UK Ltd.(4)	5,202,193	5.1%
Named Executive Officers and Directors
Jonathan Webb	18,319,047	18.0%
Loren Eggleton(5)	445,455	*
David Lee(6)	337,371	*
Kiran Bhatraju(7)	554,036	*
Ciara A. Burnham(8)	17,403	*
Greg Couch(9)	269,689	*
Patrick Halfmann	—	—
Anna Mason	—	—
R. Geof Rochester(10)	32,256	*
Martha Stewart(11)	379,443	*
J. Kevin Willis	—	—
Julie Nelson	—	—
Marcella Butler**	—	—
All current directors and executive officers as a group (12 individuals)(12)	20,354,700	20.0%
*	Less than 1%
**	Effective July 7, 2021, Ms. Butler’s employment with AppHarvest was terminated.
(1)	Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o AppHarvest, Inc. 500 Appalachian Way, Morehead, KY 40351.
(2)
These shares are held by Inclusive Capital Partners Spring Master Fund, L.P. (“Inclusive Capital”) Patrick Halfmann is the partner Inclusive Capital Partners. The principal business address of In-Cap Spring Master Fund is 572 Ruger Street, Suite B, San Francisco, CA 94129.

(3)
Stephen M. Case holds sole voting and dispositive power over the shares held by Rise of the Rest Seed Fund, LP (“ROTR”). The principal business address of ROTR is 1717 Rhode Island Avenue NW, Suite 1000, Washington, DC 20036.

(4)
As reported on a Schedule 13G filed by BNP Paribas Asset Management UK Ltd. (“BNP”) on January 31, 2022. BNP has sole voting and dispositive power over the shares. The principal business address is 5 Aldermanbury Square, London, EX2V 7BP.

(5)	Consists of (i) 236,014 shares of Common Stock and (ii) 209,441 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(6)	Consists of (i) 236,139 shares of Common Stock and (ii) 101,232 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of the Record Date.
(7)	Consists of (i) 550,663 shares of Common Stock and (ii) 3,373 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of the Record Date.
(8)	Consists of (i) 14,150 shares of Common Stock and (ii) 3,253 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of the Record Date.
(9)
Consists of (i) 10,000 shares of Common Stock held by Greg Couch, individually, (ii) 256,316 shares of Common Stock held by Couch Holdings II, LLC (“Couch Holdings”) and (iii) 3,373 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of the Record Date. Greg Couch is the Managing Member of Couch Holdings. The principal business address of Couch Holdings is 250 West Main Street, Suite 3150, Lexington, KY 40507.

(10)	Consists of 32,256 shares of Common Stock.
(11)
Consists of (i) 376,070 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date and (ii) 3,373 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of the Record Date.

(12)
Consists of (i) 19,654,585 shares of Common Stock, (ii) 585,511 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date and (iii) 114,604 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of the Record Date.

EXECUTIVE COMPENSATION
Our named executive officers for the fiscal year ended December 31, 2021 were:
•	Jonathan Webb, our Chief Executive Officer;
•	David Lee, our President;
•	Loren Eggleton, our Chief Financial Officer; and
•	Marcella Butler, our former Chief Operating Officer.
The Compensation Committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to our named executive officers. The compensation policies we follow are intended to provide for compensation that is sufficient to attract, motivate and retain our executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value. Our executive compensation program is designed to align compensation with our business objectives and the creation of stockholder value, empowering individuals in Appalachia, driving positive environmental change in the agriculture industry and improving the lives of our employees and the community at large, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the Compensation Committee.
Summary Compensation Table
The following table shows information regarding the compensation earned by or paid to our named executive officers during the fiscal years ended December 31, 2021 and 2020. Since Mr. Lee was not a named executive officer during the previous fiscal year, we provided information with respect to his compensation solely with respect to the fiscal year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)(1)	Bonus	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
Jonathan Webb Chief Executive Officer	2021	$250,000	$1,500,000(3)	$31,282,077	—	$55,782(4)(5)	$33,087,859
	2020	137,692	—	—	—	22,717(6)	160,409

David Lee President	2021	650,000	—	22,567,690	—	21,521(7)	23,239,211
Loren Eggleton Chief Financial Officer	2021	345,000	—	—	—	13,784(8)	358,784
	2020	182,468	—	—	—	8,209(9)	190,677

Marcella Butler(10) Former Chief Operating Officer	2021	214,814	—	2,539,500	103,500(11)	351,326(12)	3,209,140
	2020	99,615	—	1,726,788	—	25,605(13)	1,852,008
(1)	Salary amounts represent actual amounts paid during 2021 and 2020.
(2)
Amounts reported represent the aggregate grant date fair value of RSUs and performance-RSUs granted to such named executive officers during 2021 and 2020 under the 2021 Equity Incentive Plan and 2018 Equity Incentive Plan, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs, performance-RSUs, market-RSUs and stock options reported in this column are set forth in Note 14 — Stock Compensation and Other Benefit Plans to our consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.

This amount does not reflect the actual economic value that may have been or that may be realized by the named executive officer.
(3)	Amount represents a one-time bonus upon the closing of the Business Combination in recognition of Mr. Webb’s contributions to the Company.
(4)
One-third of the RSUs granted to Mr. Webb in 2021 were cancelled effective December 31, 2021 as the vesting conditions for such RSUS, which related to the Company’s performance on certain operational, social and environmental measures as well as performance of the Company’s stock price for 2021, were not satisfied. Mr. Webb did not and will not receive any economic value from the cancelled portion of the RSUs. Similarly, the remaining portion of the RSUs is also subject to vesting as detailed in Footnotes 2 and 3 to the table in “—Outstanding Equity Awards at December 31, 2021” below and will be cancelled if the vesting conditions are not satisfied. Mr. Webb did not receive any other equity awards in 2021.

(5)
Consists of amounts paid for Mr. Webb’s life and disability insurance premiums, 401(k) matching contributions, legal expenses of $10,615, vehicle lease of $8,943, home security of $25,521 and personal use of company-provided administrative support of $7,662 during the year.

(6)	Consists of amounts paid for Mr. Webb’s corporate housing, vehicle lease, cell phone and 401(k) matching contributions during the year.
(7)	Consists of amounts paid for Mr. Lee’s life and disability insurance premiums and 401(k) matching contributions of $20,875 during the year.
(8)	Consists of amounts paid for Mr. Eggleton’s life and disability insurance premiums and 401(k) matching contributions of $13,131 during the year.

(9)	Consists of amounts paid for Mr. Eggleton’s cell phone and 401(k) matching contributions during the year.
(10)	Effective July 7, 2021, Ms. Butler’s employment with AppHarvest was terminated.
(11)	Amount represents a 50% target bonus for 2021 payment pursuant to the Separation Agreement (described below) with Ms. Butler.
(12)
Consists of amounts paid for Ms. Butler’s life and disability insurance premiums and a lump sum severance payment of $350,000 pursuant to the Separation Agreement with Ms. Butler, reflecting 12 months of her base salary, during the year.

(13)	Consists of amounts paid for Ms. Butler’s relocation expenses, cell phone and 401(k) matching contributions during the year.
Outstanding Equity Awards at December 31, 2021
The following table shows certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2021:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)
Jonathan Webb Chief Executive Officer	04/12/2021	—	—	—	—	1,468,872(2)	$5,713,912
	04/12/2021	—	—	—	—	489,624(3)	1,904,638

David Lee President	09/29/2020	—	—	—	—	125,439(4)	487,958
	04/12/2021	—	—	—	—	1,333,000(5)	5,185,370

Loren Eggleton Chief Financial Officer	05/21/2019	147,849	209,431(6)	$0.22	05/20/2029	—	—

Marcella Butler(7) Former Chief Operating Officer	08/28/2020	—	—	—	—	—	—
	04/12/2021	—	—	—	—	—	—
(1)	Market value is calculated based on the closing price of our Common Stock on December 31, 2021, which was $3.89 per share, as reported on Nasdaq.
(2)
The shares underlying the RSUs vest as follows: One-third of the RSUs will vest if, prior to December 31, 2022, the closing price per share of our Common Stock equals or exceeds $15.50 per share for 90 consecutive trading days during the performance period of our annual bonus program for 2022; and one-third of the RSUs will vest if, prior to December 31, 2023, the closing price per share of our Common Stock equals or exceeds $17.50 per share for 90 consecutive trading days during the performance period of our annual bonus program for 2023. The RSU award is subject to acceleration of vesting in specified circumstances.

(3)	The shares underlying the RSUs vest in three equal annual installments based on the achievement of the Company’s performance on certain operational, social and environmental measures.
(4)	The shares underlying the RSUs vest in 12 equal quarterly installments commencing July 24, 2020, subject to Mr. Lee’s continued service at each vesting date.
(5)
25% of the shares underlying this RSU vested on January 25, 2022, and the remaining 75% of the shares underlying this option will vest in 12 equal quarterly installments thereafter, subject to Mr. Lee’s continued service at each vesting date.

(6)
25% of the shares underlying this option vested on May 21, 2020, and the remaining 75% of the shares underlying this option vest in 36 equal monthly installments thereafter, subject to Mr. Eggleton’s continued service at each vesting date.

(7)	Effective July 7, 2021, Ms. Butler’s employment with AppHarvest was terminated.
Employment Arrangements with Executive Officers
Each of our named executive officers is an at-will employee with certain rights to advance notice prior to termination. Except as set forth below, we have not entered into any employment agreements or offer letters with our named executive officers.
Jonathan Webb
In December 2020, we entered into an employment agreement with Jonathan Webb, our Chief Executive Officer. Pursuant to the agreement, Mr. Webb receives an annual base salary of $250,000 and is eligible (i) to participate in our benefit plans and (ii) for an annual discretionary cash bonus beginning on January 1, 2024 in accordance with any bonus plan adopted by our board.

David Lee
In January 2021, we entered into an offer letter agreement with David Lee. Pursuant to the offer letter, Mr. Lee receives an annual base salary of $650,000 and is eligible: (i) to participate in our benefit plans; and (ii) subject to approval of our board, for participation in short-term and long-term incentive programs to be adopted by our board, with target payouts of 100% of base salary under the short-term program for 2021 and 200% of base salary for each year of the three-year long-term program (subject to continued employment for the entire three-year period), in each case contingent upon the achievement of performance goals that will be set by our board. The offer letter further provides that we reimburse Mr. Lee for reasonable travel expenses incurred to regularly travel to our headquarters and, at Mr. Lee’s request, for twenty-four months of housing expenses.
Loren Eggleton
In December 2020, we entered into an employment agreement with Loren Eggleton, our Chief Financial Officer. Pursuant to the agreement, Mr. Eggleton receives an annual base salary of $345,000 and is eligible: (i) to participate in our benefit plans; and (ii) for an annual discretionary cash bonus in accordance with any bonus plan adopted by our board. Mr. Eggleton is also eligible under his employment agreement to receive future awards of stock options or other equity awards, subject to the approval of our board or its Compensation Committee, pursuant to any plans or arrangements we may have in effect from time to time.
Marcella Butler
In December 2020, we entered into an employment agreement with Marcella Butler, our former Chief Operating Officer. Pursuant to the agreement, Ms. Butler received an annual base salary of $350,000 and was eligible: (i) to participate in our benefit plans; (ii) for reimbursement of up to $20,000 in relocation expenses incurred in 2020 in connection with her relocation to the Lexington, Kentucky area; and (iii) for an annual discretionary cash bonus in accordance with any bonus plan adopted by our Board. Ms. Butler was also eligible under her employment agreement to receive future awards of stock options or other equity awards, subject to the approval of our Board or Compensation Committee, pursuant to any plans or arrangements we may have in effect from time to time.
Subsequent to December 31, 2020, our Board determined that the duties and responsibilities of Ms. Butler evolved such that she was no longer an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. Her title was changed from Chief Operating Officer to Chief People Officer.
Effective July 7, 2021, Ms. Butler’s employment with AppHarvest was terminated and we have no further obligations under this employment agreement.
Potential Payments and Benefits upon Termination or Change of Control
Jonathan Webb
Pursuant to the terms of the employment agreement with Mr. Webb, if Mr. Webb’s employment is terminated by us without “Cause” or by Mr. Webb for “Good Reason” (such terms as defined in the employment agreement with Mr. Webb), then, provided Mr. Webb timely executes and does not revoke a release agreement in our favor (in the form attached to his employment agreement) and complies with his continuing obligations under the agreement and his confidential information agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for six months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to six months; (c) if the separation occurs after January 1, 2024, a prorated annual bonus using the target bonus amount, prorated based on the number of days elapsed in the bonus year through the date of termination; and (d) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had he remained employed for an additional six months following his termination.
David Lee
Pursuant to the terms of the offer letter with Mr. Lee, if Mr. Lee’s employment is terminated by us without “Cause” or by Mr. Lee for “Good Reason” (such terms as defined in the offer letter with Mr. Lee), then, provided Mr. Lee timely executes and does not revoke a release of claims in our favor, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for twelve months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to twelve months; and (c) a pro rata portion of the target bonus under the short-term and long-term incentive programs.
If Mr. Lee’s employment is terminated by us for a reason other than for “Cause”, death or disability or by Mr. Lee for “Good Reason” (such terms as defined in the offer letter with Mr. Lee), then 25% of the then-unvested portion of each of his outstanding equity awards will become fully vested. If Mr. Lee’s employment is terminated by us for a reason other than for “Cause”, death or disability or by Mr. Lee for “Good Reason” (such terms as defined in the offer letter with Mr. Lee) within three months prior to or 12 months after a Change in Control (as defined in the 2021 Equity Incentive Plan), then 100% of the then-unvested portion of each of his outstanding equity awards will become fully vested.
Loren Eggleton
Pursuant to the terms of the employment agreement with Mr. Eggleton, if Mr. Eggleton’s employment is terminated by us without “Cause” or by Mr. Eggleton for “Good Reason” (such terms as defined in the employment agreement with Mr. Eggleton), then, provided Mr. Eggleton timely executes and does not revoke a separation agreement including, among other terms, a release of claims in our favor, and complies with his continuing obligations under the agreement and his confidential information agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for six months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to six months; (c) an amount equal to 50% of his then-current annual target bonus; and (d) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had he remained employed for an additional six months following his termination.
Marcella Butler
Pursuant to the terms of the employment agreement with Ms. Butler, if Ms. Butler’s employment is terminated by us without “Cause” or by Ms. Butler for “Good Reason” (such terms as defined in the employment agreement with Ms. Butler), then, provided Ms. Butler timely executes and does not revoke a separation agreement including, among other terms, a release of claims in our favor, and complies with her continuing obligations under the agreement and her confidential information agreement, she will receive the following severance benefits: (a) continuing payments of her then-current annual base salary for six months; (b) payment of the premiums necessary to continue health insurance coverage for herself and her eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to six months; (c) an amount equal to 50% of her then-current annual target bonus; and (d) accelerated vesting and, if applicable, exercisability of the then unvested portion of each of her outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had she remained employed for an additional six months following her termination.
On July 9, 2021, we entered into a separation agreement (the “Separation Agreement”) with Ms. Butler. Pursuant to the terms and conditions of the Separation Agreement, we agreed to pay Ms. Butler 12 months of severance, payable as a lump sum subject to standard payroll deductions and withholdings, as well as fifty percent of her target bonus for 2021 and 12 months and 7 days of acceleration of her unvested equity awards. The Separation Agreement contains customary broad form releases and confidentiality provisions.
Effective July 7, 2021, Ms. Butler’s employment with AppHarvest was terminated and we have no further obligations under this employment agreement.
Employee Cash Incentive Plan
In March 2021, the Compensation Committee adopted an Employee Cash Incentive Plan (the “Cash Incentive Plan”) which governs the terms of annual cash incentive awards granted to eligible employees of the Company, as determined by the Compensation Committee from time to time. Our named executive officers are eligible to participate in the Cash Incentive Plan, except that Mr. Webb is not eligible to participate for the 2021 performance period. The Compensation Committee (or its delegate) administers the Cash Incentive Plan and has the authority to determine all of the awards granted under the Cash Incentive Plan.

The Cash Incentive Plan provides for a cash incentive award determined based on the achievement of specified annual Company performance goals, which include net revenue, adjusted EBITDA and improvement in the Company’s benefit corporation certification score, as well as individual performance goals. Each eligible employee was assigned an individual incentive target expressed as a percentage of the employee’s annual base salary.
Following the end of each annual performance period, the Committee determines achievement of the Company and individual performance goals. The Committee may modify and/or adjust the performance goals or the related level of achievement, in whole or in part, as it deems appropriate or equitable. Any cash incentive awards that become payable under the Cash Incentive Plan will generally be paid no later than 90 days following the end of the applicable performance period. In order to receive an award under the Cash Incentive Plan, the participant must generally remain employed and in good standing with the Company through the date of payment.
In January 2022, the Compensation Committee determined that no bonuses under the Cash Incentive Plan, whether based on Company performance relative to 2021 Corporate Goals or individual incentive targets, will be paid for the 2021 performance period.
Long-Term Incentives
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.
2021 Equity Incentive Plan
In January 2021, our Board adopted and our stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan became effective immediately upon the closing of the Business Combination. The 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. Under the 2021 Plan, our Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award. See “Equity Compensation Plans at December 31, 2021” for further information.
The maximum number of shares of Common Stock that may be issued under the 2021 Plan will not exceed 10,026,958 shares of Common Stock (the “2021 Plan Shares”). As of the Record Date, we had 9,664,617 shares of Common Stock reserved for issuance pursuant to the 2021 Plan.
2021 Employee Stock Purchase Plan
Our Board and stockholders adopted the 2021 Employee Stock Purchase Plan (“ESPP”) in January 2021. The ESPP became effective immediately upon the closing of the Business Combination. The purpose of the ESPP is to provide a means whereby we can align the long-term financial interests of its employees with the financial interests of our stockholders. In addition, our Board believes that the ability to allow our employees to purchase shares of Common Stock will help us to attract, retain, and motivate employees and encourages them to devote their best efforts to our business and financial success. See “Equity Compensation Plans at December 31, 2021” for further information. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code.
The maximum number of shares of Common Stock that may be issued under the ESPP is 2,005,392 shares of Common Stock (the “ESPP Shares”). As of the Record Date, we had 1,966,656 shares of Common Stock reserved for issuance pursuant to the ESPP.
In August 2021, our Board amended the 2021 Plan and the ESPP to remove the “evergreen” features therein. The “evergreen” provision in the 2021 Plan operated to annually increase the maximum number of 2021 Plan Shares authorized and available for issuance without seeking stockholder approval by 2.5% of the total number of shares of our Common Stock outstanding on December 31st of the preceding year or such lesser number of shares as determined by the Board. The “evergreen” provision in the ESPP operated to annually increase the maximum number of ESPP Shares authorized and available for issuance without seeking stockholder approval by the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31st of the preceding year, (ii) 3,008,087 shares of our Common Stock and (iii) such lesser number of shares as determined by the Board.
The 2018 Plan
Legacy AppHarvest’s Board adopted, and its stockholders approved, the 2018 Equity Incentive Plan (the “2018 Plan”) in January 2018. The 2018 Plan was terminated in connection with the Business Combination. The 2018 Plan permitted the grant of stock options (incentive share options and non-qualified share options), stock appreciation rights, restricted stock awards, RSUs and other stock awards. Incentive share options could be granted only to Legacy AppHarvest’s employees and to any of Legacy AppHarvest’s parent or subsidiary corporation’s employees. All other awards could be granted to employees, non-employee directors and consultants of Legacy AppHarvest and to employees and consultants of Legacy AppHarvest’s affiliates.
401(k) Plan
We maintain a 401(k) Plan that is intended to qualify as a tax-qualified plan under Section 401 of the Code, which our named executive officers are eligible to participate in on the same basis as our other employees.
Limitation on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at its request.
We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

DIRECTOR COMPENSATION
The following tables set forth information regarding the compensation earned by or paid to non-employee directors for service on our Board during the fiscal year ended December 31, 2021. Mr. Webb and Mr. Lee did not receive any additional compensation for their service as directors. Mr. Willis and Mr. Halfmann joined the Board in February 2022 and March 2022, respectively, and received no compensation from us during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	All Other Compensation	Total
Kiran Bhatraju	$69,167	$57,105	$—	$—	$126,272
Ciara A. Burnham	54,390	24,658	—	—	79,048
Greg Couch	69,167	57,105	—	—	126,272
Robert J. Laikin(6)	69,167	57,105	—	—	126,272
Anna Mason	—	57,105	—	—	57,105
R. Geof Rochester	18,750	15,410	—	118,584(5)	152,744
Martha Stewart	69,167	57,105	—	—	126,272
Jeffrey Ubben(7)	69,167	57,105	—	—	126,272
J.D. Vance(8)	—	—	—	—	—
David Chen(9)	—	—	—	—	—
(1)	Includes annual fees paid to all directors for their service on the Board.
(2)
Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to such non-executive director during 2021 under the 2021 Equity Incentive Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 14 — Stock Compensation and Other Benefit Plans to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022. This amount does not reflect the actual economic value that may be realized by the director.

(3)	The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of December 31, 2021:
Name	RSUs	Number of Shares Underlying Options
Kiran Bhatraju	3,373	—
Ciara A. Burnham	3,253	—
Greg Couch	3,373	—
Robert J. Laikin(6)	3,373	—
Anna Mason	— (4)	—
R. Geof Rochester	34,289	—
Martha Stewart	3,373	588,637
Jeffrey Ubben(7)	3,373	—
J.D. Vance(8)	—	—
David Chen(9)	—	—
(4)	Ms. Mason voluntarily forfeited these RSUs after they were granted and she never received any economic benefit.
(5)
Amount represents fees paid to Mr. Rochester pursuant to the consulting agreement with Mr. Rochester. See “Certain Relationships and Related Transactions, and Director Independence - Arrangements with R. Geoff Rochester” below.

(6)	Mr. Laikin resigned from the Board effective February 2022.
(7)	Mr. Ubben resigned from the Board effective March 2022.
(8)	Mr. Vance resigned from the Board effective April 2021.
(9)	Mr. Chen resigned from the Board effective March 2021.
Director Compensation Policy
Beginning in 2020, we provided equity-based compensation to new independent directors who are not employees or affiliated with our largest investors for service on the Board. Previously, we did not provide cash, equity or other non-equity compensation for service on our Board.

In March 2021, our Board approved the terms of a new non-employee director compensation policy. Pursuant to this policy, each non-employee director receives the following compensation for service on the board:
•	an annual cash retainer of $75,000;
•	an additional cash retainer of $50,000 to the non-executive Chairperson of the Board, if applicable; and
•
an annual restricted stock unit award having a value of $100,000 which will be granted on the date of our annual stockholders’ meeting and which will vest in full on the date of the following year’s annual meeting, or the date immediately preceding the date of the following year’s annual meeting if the non-employee director’s service as a director ends at such meeting as a result of the director’s failure to be re-elected or the director not standing for reelection.

The annual cash compensation amounts will be payable in equal quarterly installments in arrears following the end of each fiscal quarter in which the service occurs, prorated for any partial months of service, with the first payment being retroactive to January 29, 2021.
Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2021, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act, except for: (1) two late reports on Form 3 filed by Ciara A. Burnham and R. Geof Rochester in April 2021 and (2) one late report on Form 4 filed by David Lee in December 2021, to report the shares withheld to satisfy withholding tax obligations upon the vesting of restricted stock units.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2021
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)	Weighted- average exercise price of outstanding stock options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)
2018 Equity Incentive Plan	4,083,514	$0.33	—
2021 Equity Incentive Plan	5,824,391	0.51	4,092,429
2021 Employee Stock Purchase Plan	—	—	1,966,656
Equity compensation plans not approved by security holders	—	—	—
Total	9,907,905	$0.44	6,059,085
(1)
The equity compensation plans approved by security holders are described in Note 14 — Stock Compensation and Other Benefit Plans to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, and include the 2021 Equity Incentive Plan, the 2021 Employee Stock Purchase Plan and the 2018 Equity Incentive Plan, which were approved by our stockholders.

(2)
Total shares remaining available for issuance under the Employee Stock Purchase Plan includes the shares that will be issued upon the closing of the offering period that commenced December 1, 2021 and ends on May 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in “Executive Compensation”, below is a description of transactions since January 1, 2020 to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Registration Right Agreement
In connection with the closing of the Business Combination, we entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) on January 29, 2021, with Novus and certain stockholders, pursuant to which such holders of Registrable Securities (as defined therein), subject to certain conditions, are entitled to certain registration rights. Pursuant to the Registration Rights Agreement, we agreed that, within 30 days following the closing of the Business Combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of such Registrable Securities, and we will use our commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of such stockholders has been granted demand underwritten offering registration rights and all of such stockholders have been granted piggyback registration rights. The Registration Rights Agreement does not provide for any cash penalties by us if we fail to satisfy any of our obligations under the Registration Rights Agreement. The stockholders may not exercise their registration rights after the seven-year anniversary of the closing of the Business Combination.
Lock-Up Agreements
In connection with the closing of the Business Combination certain of our stockholders agreed, subject to certain exceptions, not to, without the prior written consent of our Board, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by them immediately after the closing of the Business Combination, or issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the closing of the Business Combination, or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the closing of the Business Combination (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) provided, however, that with respect to the initial stockholders of Novus listed on Schedule C of the Business Combination Agreement (the “Novus Initial Stockholders”), the Lock-up Shares are limited to the 2,500,000 shares held by Novus Initial Stockholders of Novus common stock initially purchased by the Novus Initial Stockholders in a private placement in connection with Novus’s initial public offering of units, consummated on May 19, 2020, (the “Novus IPO”).
With respect to 50% of the Lock-up Shares (the “Early Release Shares”), the Lock-Up Period (as defined in the Lock-Up Agreement) terminated on January 29, 2022, which was the earlier of (i) 365 days after the Closing Date or (ii) the day after the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the closing of the Business Combination. With respect to the shares held by any signatory of the Lock-Up Agreement that were not Early Release Shares, the Lock-up Period terminated on January 29, 2022, which was the earlier of (i) 365 days after the closing of the Business Combination or (ii) the closing of a sale, merger, liquidation, or exchange offer transaction after the closing of the Business Combination.
Novus Related Agreements
In March 2020, the Novus Initial Stockholders purchased an aggregate of 2,500,000 shares of Novus common stock in a private placement for an aggregate purchase price of $25,000. In addition, in March 2020, Novus issued an aggregate of 150,000 shares of Novus common stock to the designees of EarlyBirdCapital.

Business Combination Private Placement
In connection with the execution of the Business Combination Agreement, Novus entered into Subscription Agreements with the Subscribers, pursuant to which the Subscribers agreed to purchase, and Novus agreed to sell the Subscribers, an aggregate of 37,500,000 shares of Novus common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $375.0 million, in a private placement pursuant to the Subscription Agreements (the “PIPE”). Concurrent with the closing of the Business Combination:
•
Inclusive Capital Partners Spring Master Fund, L.P., which is affiliated with Jeffrey Ubben, our former director, and Patrick Halfmann, a member of our Board, purchased 2,000,000 shares of Novus common stock in the PIPE for an aggregate purchase price of $20.0 million;

•	Peter Halt, our former Chief Financial Officer, purchased 40,000 shares of Novus common stock in the PIPE for an aggregate purchase price of $400,000;
•
Robert J. Laikin, Larry M. Paulson, Heather Goodman, and Bradley Bostic, each a director of Novus, or their affiliates purchased 125,000 shares, 100,000 shares, 50,000 shares and 75,000 shares, respectively, at an aggregate purchase price of $1.25 million, $1.0 million, $500,000 and $750,000, respectively.

Private Warrants
Simultaneously with the Novus IPO, the Novus Initial Stockholders purchased an aggregate of 3,250,000 Private Warrants at a price of $1.00 per Private Warrant ($3.25 million in the aggregate) in a private placement. Each Private Warrant entitles the holder to purchase one share of Novus common stock at a price of $11.50 per share, subject to adjustment. Proceeds from the Private Warrants were added to the proceeds from the Novus IPO held in the trust account. If Novus did not complete an initial business combination within 18 months from the closing of Novus IPO, the proceeds from the sale of the Private Warrants would have expired worthless. The Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Novus Initial Stockholders or their permitted transferees.
Promissory Note
From March through May 2020, Robert J. Laikin, Novus’s Chairman, loaned Novus an aggregate of $97,525 under a $150,000 promissory note to cover expenses related to the Novus IPO. These loans were non-interest bearing and were repaid with the proceeds from the Novus IPO.
Sponsor Support Agreement
On September 28, 2020, Novus, Legacy AppHarvest and the Novus Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the Novus Initial Stockholders agreed to vote all of their shares of Novus common stock in favor of the approval and adoption of the Business Combination. Additionally, such Novus Initial Stockholders agreed, among other things, not to (a) transfer any of their shares of Novus common stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, (b) enter into any voting arrangement that is inconsistent with the Sponsor Support Agreement or (c) exercise their redemption rights in connection with the Merger.
Private Placements of Securities by Legacy AppHarvest Prior to the Closing of the Business Combination
Series B Preferred Stock Financing
Between December 2019 and February 2020, Legacy AppHarvest issued and sold an aggregate of 2,631,972 shares of our Series B Preferred Stock at a purchase price of $4.1681 per share, for an aggregate purchase price of $11.0 million. Each share of our Series B Preferred Stock converted into one share of Common Stock immediately prior to the closing of the Business Combination.

The table below sets forth the number of shares of Series B Preferred Stock purchased by our related parties:
Stockholder	Shares of Series B Preferred Stock	Total Purchase Price
CEFF AppHarvest Equity Holdings, LLC(1)	1,079,628	$4,499,997
Inclusive Capital Partners Spring Master Fund, L.P.(2)	719,752	2,999,998
Rise of the Rest Seed Fund, LP(3)	359,876	1,499,999
(1)
David Chen, a former member of our Board, is the chief executive officer and chairman of Equilibrium Capital Group, the manager of CEFF AppHarvest Equity Holdings, LLC, a beneficial owner of greater than 5% of our capital stock.

(2)
Jeffrey Ubben, a former member of our Board, is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P., an owner of greater than 5% of our capital stock. Patrick Halfmann, a member of our Board, is a partner at Inclusive Capital Partners.

(3)	Anna Mason, a member of our Board, is a partner of Rise of the Rest Seed Fund, LP, a beneficial owner of greater than 5% of our capital stock.
Series C Preferred Stock Financing
In July 2020, Legacy AppHarvest issued and sold an aggregate of 5,130,658 shares of our Series C Preferred Stock at a purchase price of $5.4865 per share, for an aggregate purchase price of $28.1 million. Each share of our Series C Preferred Stock converted into one share of Common Stock immediately prior to the closing of the Business Combination.
The table below sets forth the number of shares of Series C Preferred Stock purchased by our related parties:
Stockholder	Shares of Series C Preferred Stock	Total Purchase Price
Narya Capital Fund I, L.P.(1)	1,366,991	7,499,996
Inclusive Capital Partners Spring Master Fund, L.P.(2)	1,275,858	6,999,995
CEFF AppHarvest Equity Holdings, LLC(3)	452,173	2,480,847
Rise of the Rest Seed Fund, LP(4)	291,624	1,599,995
Couch Holdings II, LLC(5)	23,839	130,793
(1)
J.D. Vance, a former member of our Board, is the managing partner of Narya Capital Management LLC, the general partner of Narya Capital Fund I, L.P., a beneficial owner of greater than 5% of our capital stock.

(2)
Jeffrey Ubben, a former member of our Board, is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P., an owner of greater than 5% of our capital stock. Patrick Halfmann, a member of our Board, is a partner at Inclusive Capital Partners.

(3)
David Chen, a former member of our Board, is the chief executive officer and chairman of Equilibrium Capital Group, the manager of CEFF AppHarvest Equity Holdings, LLC, a beneficial owner of greater than 5% of our capital stock.

(4)	Anna Mason, a member of our Board, is a partner of Rise of the Rest Seed Fund, LP, a beneficial owner of greater than 5% of our capital stock.
(5)	Gregory Couch, a member of our Board, is affiliated with Couch Holdings II, LLC.
Convertible Promissory Note
In connection with the execution of the Business Combination Agreement, Legacy AppHarvest entered into the Legacy AppHarvest Convertible Notes in the principal amount of $30.0 million with Inclusive Capital Partners Spring Master Fund, L.P., which is affiliated with Jeffrey Ubben, our former director, and Patrick Halfmann, a member of our Board. The notes accrued interest at 8.0% per year. Immediately prior to the Effective Time, Novus assumed the Legacy AppHarvest Convertible Notes. At the Effective Time, the outstanding principal and unpaid accrued interest due on the Legacy AppHarvest Convertible Notes were converted into an aggregate of 3,242,336 shares of Common Stock in accordance with the terms of such Legacy AppHarvest Convertible Notes, and such converted Legacy AppHarvest Convertible Notes ceased to exist, and any liens securing obligations under the Legacy AppHarvest Convertible Notes were released.

Agreements with Equilibrium Controlled Environment Foods Fund, LLC and its affiliates
Equipment Loan Agreement
In May 2020, Legacy AppHarvest and AppHarvest Morehead, our wholly-owned subsidiary, entered into a commercial note (the “Note”) and loan agreement (the “Equipment Loan”) with Morehead Farm LLC (“Morehead Farm”) pursuant to which Morehead Farm loaned us the principal amount of $2.0 million at an annual interest rate equal to 9.5% in order to finance the purchase of certain equipment associated with the Morehead CEA facility (the “Financed Equipment”). In accordance with the terms of the Note, Legacy AppHarvest granted Morehead Farm a first priority security interest in the Financed Equipment.
The Equipment Loan was terminated in accordance with its terms when Legacy AppHarvest began partially occupying the Morehead CEA facility in October 2020 and the principal and interest Legacy AppHarvest owed under the Equipment Loan Agreement was included in the purchase price under the Membership Interest Purchase and Sale Agreement (the “MIPSA”).
Right of First Refusal Agreement
In May 2019, Legacy AppHarvest entered into a right of first refusal agreement (the “ROFR Agreement”) with Equilibrium pursuant to which Legacy AppHarvest granted Equilibrium a right of first refusal to finance the construction of any greenhouse built by us within a certain distance of the Morehead CEA facility for a period of five years. If we receive a bona fide offer from a third party for the financing of such a project, we must notify Equilibrium of the material terms of the proposed financing, and Equilibrium has the right, but not the obligation, to participate in the financing on the same terms and conditions. Either party may terminate the ROFR Agreement in the event of an uncured breach by the other party of any representation or warranty, if the other party fails to perform any material obligation under the ROFR Agreement (subject to cure periods), if the other party admits in writing its inability to pay its debts as they become due, or commences or is subject to bankruptcy, insolvency, receivership or similar proceedings.
Concurrent with the closing of the MIPSA described below, we and Equilibrium entered into an amendment to the ROFR Agreement (the “ROFR Amendment”). Under the ROFR Agreement as amended by the ROFR Amendment, Equilibrium has a right of first refusal to act as the financier for the construction by us or our affiliates of any greenhouse within a specified geographic area in the United States that is structured as a sale-leaseback or build-to-suit lease financing. Equilibrium’s right of first refusal applies to projects that exceed a certain dollar threshold and does not apply to projects which we finance ourselves or in combination with any traditional mortgage, equipment or other commercial lender financing of a project. The other material provisions of the ROFR Agreement remain the same.
Membership Interest Purchase and Sale Agreement
On March 1, 2021, we closed on the MIPSA with Equilibrium that we entered into in December 2020, pursuant to which we purchased from Equilibrium 100% of the membership interests in Morehead Farm. The purchase price for Morehead Farm was approximately $125 million, which was equal to a multiple of Equilibrium’s cost to acquire, develop and construct the Morehead CEA facility. At closing, Morehead Farm, a subsidiary of Equilibrium that owns the Morehead CEA facility, became our wholly owned subsidiary.
Concurrent with the closing of the MIPSA, the Master Lease Agreement and ancillary agreements related thereto terminated. In addition, the ROFR Amendment described above was executed.
Stockholder Support Agreement
In September 2020, Novus, Legacy AppHarvest’s and certain Legacy AppHarvest’s stockholders, including holders affiliated with members of our Board and beneficial owners of greater than 5% of our capital stock, entered into the Stockholder Support Agreement, whereby such stockholders agreed to vote all of their shares of our capital stock in favor of the approval and adoption of the Business Combination. Additionally, such stockholders agreed, among other things, not to transfer any of their shares of common stock and our preferred stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

Arrangements with R. Geoff Rochester
Mr. Rochester, a member of our Board, was our Chief Marketing Officer from August 2020 until April 2021 when he resigned in connection with his appointment to the Board. In that capacity, he received $59,911 in salary ($185,000 base salary prorated for his period of employment) and a $863,394 long-term incentive award of restricted stock units in the year ended December 31, 2020. Mr. Rochester also provided consulting services to the Company from July 2019 to August 2020, for which he received cash compensation totaling $56,767 from January 2020 through August 2020. From April 2021 to September 2021, the Company and Mr. Rochester entered into a consulting agreement pursuant to which he received cash compensation equal to approximately $15,500 per month for six months.
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify our executive officers and directors to the fullest extent permitted by Delaware law.
Related Person Transactions Policy
Our Board has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including Common Stock) including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risks, costs, and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: AppHarvest, Inc., 500 Appalachian Way, Morehead, KY 40351, Attn: Derek Lyons, Secretary or by contacting our Secretary at (606) 653-6100. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Derek Lyons
General Counsel
April 1, 2022
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at the investors section of our website at www.appharvest.com. A copy of our Annual Report on Form 10-K to the SEC on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: Secretary, AppHarvest, Inc. 500 Appalachian Way, Morehead, KY 40351.

*APPHARVEST, INC.*
*500 APPALACHIAN WAY*
*MOREHEAD, KENTUCKY 40351*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/APPH2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73066-P67766 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**APPHARVEST, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect the Board of Directors' ten nominees for director to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Jonathan Webb
02) David Lee
03) Kiran Bhatraju
04) Ciara A. Burnham
05) Greg Couch
06) Anna Mason
07) R. Geof Rochester
08) Martha Stewart
09) Patrick Halfmann
10) J. Kevin Willis

**The Board of Directors recommends you vote FOR the following proposal:**

**The Board of Directors recommends you vote ONE YEAR for the following proposal:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

D73067-P67766

## APPHARVEST, INC.
## Annual Meeting of Stockholders
## May 13, 2022 9:30 AM EST
## This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Webb and David Lee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of APPHARVEST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 am EST on May 13, 2022, virtually at www.virtualshareholdermeeting.com/APPH2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**